St. Joseph, Inc.
4870 S. Lewis, Suite 250
Tulsa, OK 74105
(918) 742-1888

December 31, 2007

Attn: ___________________
_______________________
_______________________
_______________________

Re: Series B Preferred Stock of St. Joseph, Inc. (the “Company,” “we,” “us” or “our”)

Dear ______________,

The Company is offering the holders of our Series B Preferred Stock (the “Series B Stock”) the opportunity to convert all such stock, valued at $1.20 per share (pursuant to to the terms of the applicable Certificate of Designation), and all accrued unpaid interest on such stock, into shares of our common stock effective December 31, 2007 at a conversion price of $0.30 for each share of common stock.

_________________ (the “Holder,” or “you”) is the owner of record of ________ shares of Series B Stock (the “Series B Stock”), valued at $________ (pursuant to the terms of the applicable Certificate of Designation), with accrued, unpaid dividends of $________ as of December 31, 2007 for a total balance of $_________. If you accept our offer, you will receive _______ shares of our common stock (the “Common Stock”) and will have no further rights to the Series B Stock or to any dividends thereon.

The Common Stock will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144"), and cannot be sold unless registered with the SEC and registered with or qualified by appropriate state securities regulators, or otherwise in compliance with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

This offer shall expire on December 31, 2007, but may be earlier terminated, extended or otherwise modified by us in our sole discretion without prior notice.

We are providing you with two copies of this letter. If you with to accept this offer, please sign your acceptance below and return a signed copy, together, with your original stock certificate to the Company at it offices located at 4870 S. Lewis, Suite 250, Tulsa, OK 74105 by December 31, 2007. Please retain the second copy for your records.

ST. JOSEPH, INC. SERIES B OFFER LETTER
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Yours Truly

ST. JOSEPH, INC.
A Colorado corporation

By: Gerald McIlhargey
Its: Acting President

ACCEPTANCE OF OFFER

The undersigned holder of Series B Stock (the “Holder”) accepts the offer on the terms stated above. The Holder agrees and represents that it is the sole owner of the Series B Stock and is hereby transferring this stock to the Company free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent. The Holder further agrees that the Company has not made any representations and warranties regarding the Company or any of its securities other then those stated herein.

Date: _____________

By:
Its:

ST. JOSEPH, INC. SERIES B OFFER LETTER
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